Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of The Dreyfus/ Laurel Funds, Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-1A, of our reports dated December 13, 2004 on the financial statements and financial highlights of The Dreyfus/Laurel Funds, Inc. (comprised of Dreyfus Premier Small Cap Value Fund, Dreyfus Premier Tax Managed Growth Fund, Dreyfus Bond Market Index Fund, Dreyfus Money Market Reserves Fund, Dreyfus Premier Large Company Stock Fund, Dreyfus Municipal Reserves Fund, Dreyfus U.S. Treasury Reserves Fund, Dreyfus Disciplined Stock Fund, Dreyfus Premier MidCap Stock Fund, Dreyfus Premier Balanced Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Basic S&P 500 Stock Index Fund, Dreyfus Institutional Government Money Market Fund, Dreyfus Institutional Prime Money Market Fund and Dreyfus Institutional U.S. Treasury Money Market Fund).

We also consent to the references to our firm under the headings "Financial Highlights” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information.

KPMG LLP

New York, New York
February 23, 2005